UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) of the

SECURITIES EXCHANGE ACT OF 1934

September 2, 2021

Date of Report (Date of Earliest event reported)

Crucial Innovations Corp.
(Exact Name of Registrant as Specified in Charter)

Nevada	333-229638	98-1446012
(State or other Jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3773 Howard Hughes Parkway, Suite 500S, Las Vegas, NV 89169
(Address of principal executive offices)

Registrant’s telephone number, including area code:   (702) 533-8372

N/A

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13c-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (/Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.02 TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.

On December 31, 2020, Crucial Innovations Corp., a Nevada corporation (the “Company”) entered into a definitive Equity Purchase Agreement with Mercantile Global Holdings, Inc., a Delaware corporation (“MGH”). [Reference is made to the Current Report on Form 8-K filed with the Securities and Exchange Commission on January 4, 2021].

On September 2, 2021, the Company and MGH entered into a Mutual Termination Agreement, whereby the parties agreed to terminate the Equity Purchase Agreement. The Mutual Termination Agreement provided for a mutual release of the parties. This summary is qualified in its entirety by reference to the full text of the Mutual Termination Agreement which is being filed with this Current Report on Form 8-K (this “Report”) as Exhibit 10.01 and incorporated herein by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(a)     Financial statements of business acquired. Not applicable.

(b)     Pro forma financial information. Not applicable.

(c)     Shell company transactions. Not applicable.

(d)     Exhibits

Exhibit Number	Description	Location

10.01	Mutual Termination Agreement dated September 2, 2021 by and between Crucial Innovations Corp., a Nevada corporation and Mercantile Global Holdings, Inc., a Delaware corporation.	Provided herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 15, 2021	CRUCIAL INNOVATIONS CORP.

	By:	/s/ Laura De Leon Castro
	Name:	Laura De Leon Castro
	Title:	Chief Executive Officer

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